Exhibit 10.1

SECOND AMENDMENT TO
SUBORDINATED REVOLVING LINE OF CREDIT AGREEMENT

THIS FIRST AMENDMENT TO SUBORDINATED REVOLVING LINE OF CREDIT AGREEMENT (this “Amendment”) is made and effective as of November 2, 2007, by and between ECHO HEALTHCARE ACQUISITION CORP., a Delaware corporation (the “Borrower”), and the individuals and entities set forth on Schedule A (the “Lenders”) of the Credit Agreement (as defined herein).

RECITALS

A.           The Borrower and the Lenders are parties to that certain Subordinated Revolving Line of Credit Agreement, dated as of March 22, 2006 and amended by a First Amendment thereto dated August 11, 2007 (as amended, the “Credit Agreement”).

B.           The Borrower and the Lenders have agreed to amend the Credit Agreement and the outstanding Revolving Line of Credit Notes thereunder upon the terms and conditions set forth in this Amendment.

STATEMENT OF AGREEMENT

NOW, THEREFORE, for and in consideration of the premises, the mutual covenants herein contained, and other good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, the Borrower and the Lenders hereby agree as follows:

1.           Sections 1.1 and 6.4 of the Credit Agreement and Exhibit A thereto, and each outstanding Revolving Line of Credit Note issued under the Credit Agreement, are hereby amended by deleting each reference to the amount “$750,000” and inserting the amount “$1,500,000” in replacement thereof.

2.           Agreement Ratified.  Except as modified by this Amendment, the Borrower and the Lenders do hereby ratify and reaffirm each and every provision of the Credit Agreement.  The Credit Agreement shall remain in full force and effect in accordance with its terms, as modified by this Amendment. This Amendment shall bind and inure to the benefit of the Borrower and the Lenders and their respective successors and permitted assigns under the Credit Agreement.

3.           Defined Terms.  All defined terms used herein and not separately defined herein shall have the meaning set forth in the Credit Agreement.

4.           Governing Law.  This Amendment shall be construed and interpreted under the laws of the State of Delaware.

5.           Counterparts; Facsimile Signatures.  This Amendment may be executed in any number of counterparts, each of which when executed shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.  The parties agree that facsimile signatures shall be sufficient to bind them hereto.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed on this 2nd  day, of November, 2007.

Borrower:

Echo Healthcare Acquisition Corp.

By: /s/ Kevin Pendergest
Kevin Pendergest, Chief Financial Officer

Lenders:

/s/ Richard O. Martin
Richard O. Martin, Ph.D.

/s/ Gene E. Burleson
Gene E. Burleson

Chicago Investments, Inc.

By: /s/ Josh S. Kanter
Josh S. Kanter, President